LEASE

XXXXXXXX
An XXXXXXXX Entity

“LANDLORD”

And

Meganet Corporation,
A Nevada Corporation

“TENANT”

Premises:
XXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXX

LEASE DATED:
January 01, 2010

LEASE

THIS LEASE ("Lease") is made and entered into this 1st  Day  of January, 2010  , by and between XXXXXXXX (hereinafter called "Landlord"), and Meganet Corporation (hereinafter called "Tenant”).  Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, hereby demises and leases to Tenant, and Tenant does hereby take, accept and hire from Landlord, the demised premises hereinafter described for the term, at the rental and subject to and upon the terms conditions and agreements herein set forth as follows:

ARTICLE 1
FUNDAMENTAL LEASE PROVISIONS

a)	Landlord:		XXXXXXXX
b)	Address for Notices:		115 N”D Street, XXXXXXXX, XXXXXXXX 67672
c)	Tenant:		Meganet Corporation, A Nevada Corporation
d)	Address for Notices:		2510 E Sunset Rd Unit 5-777 Las Vegas, NV 89120
e)	Tenants Phone:		PHONE: 702-987-0087 Fax: 702-987-0088 Cell: 702-987-0077
f)	Tenants Trade Name:		Meganet Corporation
g)	Premises Address
h)	Demised Premises: (See Exhibit A)		The demised premises contain approximately 10,000. sq. ft. of floor area. Hereinafter referred to as the “Premises”
i)	Permitted Use:		Tenant will use the Premises as OFFICE & FACTORY
j)	Lease schedule base rent payments
Term Starts	Rate / SQFT	MONTHLY BASE RENT	ANNUAL BASE RENT	YRS
January 1, 2010	$1.00	$ 10,000.00	$ 120,000.00	5
Term Starts	Rate / SQFT	MONTHLY BASE RENT	ANNUAL BASE RENT	YRS
January 1, 2010	$1.00	$ 10,000.00	$ 120,000.00	5
k) Lease Commencement Date: January 01, 2010
l) Rent Commencement Date: January 01, 2015
m) Lease expiration: Initial Term expires January 01, 2015 n) Option to Renew: 5 Years.
o) Rent increases No increases
p) Tenant's Share of Additional Rent (CAM): No CAM Increases q) SIGN RENTAL Intentionally Deleted.
- 2 - r) Occupancy January 1, 2010.
s) Rent Abatement NONE
t) Security Deposit: $ 0.00
u) Advance Rent: $ 10,000.00
v) Deposit Upon Execution $ 10,000.00
w) Landlord Contribution: Landlord shall deliver the Premises to Tenant on a “as is where is basis”.. x) Broker(s) (Article 34):	y) Guarantor(s):	Saul Backal z) Delivery of the Premises: Landlord shall deliver the Premises to Tenant on a “as is where is basis”. aa) Exhibit A Site Plan
bb) Exhibit B Description of Landlords and Tenants Work
cc) Exhibit C Rules and Regulations
dd) Exhibit D Option & Rent Schedule
ee) Exhibit E Sign Criteria
ff) Exhibit F Estoppel Agreement
gg) Exhibit G Guaranty of Lease
hh) Exhibit H Corporate Resolution
ii) Exhibit I Landlord Contributions and Tenant Improvement Allowance

ARTICLE 2
DEMISED PREMISES

2.1
Demised Premises.                                      The premises demised leased hereunder (hereinafter referred to as the "demised premises") are described on Exhibit A attached hereto.  The demised premises, together with and including other adjacent property owned by Landlord, comprise an industrial warehouse referred to hereinafter and throughout this Lease as the "The Property.”  A general site plan showing, among other things, the principal improvements that will comprise the Property, is attached hereto as Exhibit A and made a part hereof. Tenant acknowledges that Landlord, in Landlord’s sole discretion, may change the shape, size, location, number and extent of the improvements shown on said site plan and may eliminate or add any improvements to any portion of the  Property, provided Landlord shall not change the size or location of the demised premises without Tenant's consent. Landlord reserves to itself the use of the roof exterior walls  and the area beneath the demised premises, together with the right to install, use, maintain and replace equipment, machinery, pipelines, conduits and wiring  through the demised premises, which serve other parts of the Property.

2.2
Floor Area. The term "floor area" as used throughout this Lease shall be deemed to mean and include all areas used for the exclusive use of and occupancy by a tenant of Landlord, measured from the exterior surface of exterior walls (and from the extensions thereof; in the case of openings), and from the midpoint of interior or common walls, including mezzanines, warehousing or storage areas, clerical or office areas, and employee areas; “floor area" shall not include truck tunnels, docks, areas for truck loading and unloading (to the extent such facilities lie outside exterior building lines), nor any utility and or mechanical equipment vaults, rooms or penthouses. The parties hereto acknowledge and agree that the square footage of the floor area of the demised premises, set forth in ARTICLE 1 (e) above, is accurate and correct.

ARTICLE 3
TERM

3.1
Initial Term.  The term of this Lease shall commence on the earlier of the following dates below (the “Lease Commencement Date") and shall continue for the term specified as "Lease Term" in Article 1 (g) hereof unless sooner terminated:

(a)	The Target Date of January 01, 2010.
(b)
The date Landlord gives Tenant notice in writing that the demised premises have been substantially complete (as defined in Exhibit B) with respect to Landlord's construction obligations therefore (as set forth in Exhibit B).

3.2
Delay. If there is a delay in delivering possession of the premises to the Tenant, whether or not it is a result of the Landlord’s default, the Rent Commencement Date shall not be the Target Date, the target date will become the day the Landlord has substantially completed the Premises for occupancy by Tenant.

ARTICLE 4
RENTAL

Tenant covenants and agrees to pay as rental for the use and occupancy of the demised premises, at the times and in the manner hereinafter provided, the following sums:

4.1
Minimum Monthly Rental. Commencing on the Rent Commencement Date, and for the duration of the Lease Term, Tenant agrees to pay Landlord the minimum monthly rental specified as minimum monthly rental ("Minimum Monthly Rental") in Article 1(h) hereof, in advance, on the first day of each calendar month during each year of the term of this Lease, without notice, set off, reduction or abatement, subject to adjustment as set forth below.  Notwithstanding the foregoing, Tenant shall pay one (1) full month's Minimum Monthly Rental to Landlord upon execution of this Lease to be applied toward the Minimum Monthly Rental payable for the first full calendar month following the Rent Commencement Date.  If Tenant fails to faithfully perform the covenants and conditions of this Lease prior to the Rent Commencement Date. said monies may be applied to any damages suffered by Landlord as a result of Tenants default.  If the Rent Commencement Date occurs on a day other than the first day of a month or the Lease terminates on a day other than the last day of a month then the installment of Minimum Monthly Rental for such month shall be prorated based on the number of days in such month.  Nothing in this Article 4.1 shall in any way diminish or be construed as waiving any of Landlord’s other remedies by law or equity. The  Minimum Monthly Base Rental  Per ARTICLE 1 of the lease.

4.2	Rent Adjustment. Per ARTICLE 1 of the Lease.

4.3
Additional Rent.  Tenant shall pay as additional rent all other sums of money or charges required to be paid pursuant to the terms of this Lease, whether or not the same is designated “ additional rent."  Unless this Lease provides otherwise, all additional rent shall be paid with the next installment of Minimum Monthly Rental thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same become due and payable hereunder, or limit any remedy of Landlord.

4.4
Late Charge.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Minimum Monthly Rental, additional rent or any other charge required under this Lease will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impractical to fix.  Such costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any such sum is not received by Landlord Seven (7) days from the date such sum becomes due ( the first day of each month), Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of the sum that is due, Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by such nonpayment by Tenant.  Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

Dishonored Checks – A charge of Fifty ($ 50.00) Dollars shall be imposed for each dishonored check made by the Tenant to the Landlord.  Tenant agrees to pay all rents, late fees, all notice fees and all costs to honor a returned check with certified funds (Money Order or Cashier’s Check).  After the Tenant has tendered a check which is dishonored, Tenant hereby agrees to pay all remaining payments including rent due under this Agreement by Certified funds.  Any payments tendered to Landlord thereafter, which are not in the form of certified funds, shall be treated as if Tenant failed to make said payment until certified funds are received.  Landlord presumes that the Tenant is aware of the criminal sanctions and penalties for issuance of a check which the Tenant knows is drawn upon insufficient funds and which is tendered for the purpose of committing a fraud upon a creditor.  All late fees and dishonored check charges shall be due when incurred and after thirty (30) days shall become additional rent.

4.5
Place of Payment.  All rental and other payments shall be paid by Tenant to Landlord at Landlords address set forth on the first page of this Lease, or at such other place as may from time to time be designated by Landlord in writing at least ten (10) days prior to the next ensuing payment date.

ARTICLE 5
USE OF DEMISED PREMISES

5.1
Use and Trade Name.  The Demised Premises may be used and occupied only for the purpose of: OFFICE & FACTORY Tenant shall be required to use the highest standards of practice available to Tenant in connection with its conduct of business, so as to promote the reputation of the Property.  No activity by Tenant or suffered by Tenant shall be permitted in the Demised Premises which would have a detrimental effect on the reputation of the Property, or would, in Landlord's reasonable discretion, injure or harm the goodwill of the Property in the eyes of the public in general, or the neighboring community in particular. The parties agree that Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions. Because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including, but not limited to, damages from Loss of rent from other tenants, and diminished salability, mortgageability, and economic value of the Demised Premises and/or the Property, Landlord shall be entitled to liquidated damages if it elects to pursue such remedy; therefore, for any day that Tenant does not fully comply with the provisions of this Section 5.1, the minimum annual rent, prorated on a daily basis, shall be increased fifty percent, (50%), such sum representing the damages which the parties agree Landlord will suffer by Tenant's noncompliance in addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section. B. For any use or purpose in violation of the laws of the United States of America or the State of Nevada or the ordinances, regulations and requirements of the County and County wherein the demised premises are situated, Tenant further covenants and agrees that during the term hereof the demised Premises, and every part thereof, shall be kept by Tenant in a clean and wholesome condition, free of any objectionable noises, odors and nuisances, and that all health and police regulations shall, in all respects and at all times, be fully complied with by Tenant.

5.2
Operating Covenant  Tenant covenants and agrees that after opening for business in the demised premises, it will continuously operate and conduct thereon  the business, which it is permitted so to operate at times and days at the discretion of Tenant and under the provisions hereof If Tenant fails to comply with the requirements of this Section, then in addition to any and all other rights and remedies of Landlord hereunder or at law or equity, Tenant shall, pay to Landlord one-thirtieth (1/30) of the Minimum Monthly Rental for each day or portion thereof that Tenant fails to so comply.  Such sum shall be in addition to, and not a part of Minimum Monthly Rental otherwise due under this Lease.

(a)
Tenant hereby expressly acknowledges and agrees that Landlord intends to enter into various license agreements or leases in connection with the Property whereby Landlord will grant exclusive licenses to third parties for the use of certain products, brand names, or services, Tenant further expressly agrees and acknowledges that the Use (set forth in Article 1 hereof) shall at all times be subject to any such licenses agreements regardless of whether or not such licenses agreements were entered into after the date of this Lease.  To the extent Landlord enters into any such licenses/  agreements, Landlord will provide at least thirty (30) days prior written notice to Tenant in the event the Use (set forth in Article 1 hereof) will be affected by such licenses/ agreements.  Landlord shall not have another Tenant in the center practicing general dentistry.

(b)
Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord shall determine, in the exercise of its sole business judgment, is best to promote the interests of the Business Center.  Whether any tenants are shown or described on Exhibit A attached hereto, Tenant does not rely on the fact,  nor does Landlord represent, that any specific tenant or number or type of tenants shall or shall not during the Lease Term occupy any space in the Property, nor does Tenant rely on any other tenant or tenants operating its or their business and affairs at the Property at any particular time or times.  Moreover, no conduct by any tenant, subtenant, licensee, concessionaire, or other occupant of, customer of supplier to or use of any portion of the Property shall constitute an eviction, constructive or otherwise, of Tenant from the demised premises, and Tenant hereby waives any and all claims that, but for this sentence, it might have against Landlord by reason of such conduct by one or more of such persons and entities.

(c)	Exclusivity: Wine and spirit sale is exclusive for Tenant., except for other tenants previously selling same products.

5.3
Refuse.  Tenant agrees that all trash and rubbish of Tenant shall be deposited within receptacles and that there shall be no trash receptacles permitted to remain outside of the building of which the demised premises are a part.  In the event Landlord provides or designates trash receptacles, Tenant agrees to cause such receptacles to be emptied and trash removed at its own cost and expense.  Tenant agrees to first bag the trash before depositing it in the authorized trash area.

5.4
Advertising.  Tenant shall display in its display windows, in an attractive and professional manner, merchandise, which Tenant is permitted to sell from the demised premises.  Any window displays, exterior signs and exterior advertising displays shall be subject to the prior approval of Landlord (which may  not be unreasonably withheld in its sole discretion). Tenant agrees to have said approved window displays, exterior signs and exterior advertising displays adequately illuminated continuously during all hours on all days which the demised premises are required to be open for business.  Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the exterior wall; and permanent doorways of the demised premises, Tenant shall not permit any audible noise from any source or device of any nature to be heard outside of the demised premises.  Tenant shall not place or authorize to have placed or affixed advertising materials on automobiles of buildings within the Property.

5.5
Condition of Demised Premises. Tenant agrees to accept the demised premises in its "as-is" condition as of the date hereof and throughout the Lease Term.  Without limiting the foregoing, Tenant's rights in the demised Premises are subject to all covenants, conditions, restrictions (and other documents) recorded upon, or affecting, the Property, and all laws, ordinances and regulations governing and regulating the use and occupancy of the demised premises.  Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the demised Premises for the conduct of Tenant's business.

5.6
Compliance With Laws.  Tenant hereby represents and warrants that it has investigated whether its proposed use of the demised premises and its proposed manner of operation will comply with all applicable laws, and Tenant assumes the risk that its proposed use of the demised premises and its proposed manner of operation are and will continue to be, in compliance with all applicable laws, including, without limitation, all zoning laws regulating the use and enjoyment of the demised premises.  Tenant agrees that under no circumstances, will Tenant be released in whole or in part from any of its obligations under this Lease as a result of any governmental authority disallowing or limiting Tenant's proposed use of the demised premises or its manner of, operation.  Additionally, Tenant agrees to install and pay for any improvements, changes or alterations in the demised premises required by any governmental authority, as a result of its proposed use of the demised premises or its manner of operation.

5.7	Competition. During the term of this Lease. Tenant covenants not to engage in operation or control of any store or business within a radius of one (1) mile of the demised Premises.

ARTICLE 6
CONSTRUCTION OF IMPROVEMENTS ON DEMISED PREMISES

Tenant shall, at its own expense, cause Tenant's Work to be constructed upon the demised premises in accordance with the Work Letter Agreement attached hereto as Exhibit B.

ARTICLE 7
SIGNS

7.1
Advertising Media. Tenant shall not erect or install any exterior signs or window or door signs, or window or door lettering or placards, or any other advertising media visible from the common areas whether on or just behind the windows), without Landlord's prior written consent  which may not be unreasonably withheld).  Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or make any exterior decoration or painting, or build any fences, or install any radio or television antenna, loud speakers sound amplifiers or similar devices on the roof, ceiling or exterior walls of the demised premises, or make any changes to the storefront without Landlord's prior written consent ( which may not be unreasonably withheld), Landlord may, in its sole discretion, require Tenant to procure material, payment and or performance bonds from Tenant's sign contractor.   Landlord agrees that as a part of the consideration for entering into this lease agreement, Landlord shall allow Tenant to affix suitable signage on the Property’s pylon sign at Tenant’s own expense a size not larger than 17”x 76”.

7.2
Sign Criteria. Tenant must, at Tenant's sole cost and expense, erect an exterior sign on its storefront, subject to Landlord's prior written approval of said sign ( which may not be unreasonably withheld).

ARTICLE 8
TAXES

8.1
Tenant's Obligations.  Tenant agrees to pay Landlord its proportionate share of all taxes levied and assessed during the term of this Lease upon the land, buildings and personal property comprising the Property including the common area of the Property, including any reassessment resulting from any sale of the Property.  The share of taxes to be paid by Tenant shall be deemed to be the product derived by multiplying the total of the taxes levied or assessed against the Property by a fraction, the numerator of which is the floor area (as defined in this Lease) contained in the demised premises and the denominator of which is the total floor area contained in the Property, exclusive of any portion of the total floor area which may be assessed and taxed separately from the portion of the Property in which the demised premised are located.  Tenant shall pay one-twelfth (1/12) of the amount estimated by Landlord for Tenant' s share of such taxes with each monthly installment of Minimum Monthly Rental due hereunder.  Following Landlord’s receipt of applicable tax bill, Landlord shall notify Tenant relative to any additional amount and Tenant shall pay such additional amount to Landlord substantiated by true and correct copies of said expense, if requested in writing by Tenant within thirty (30) days thereafter.  In the event Tenant' s monthly tax payment exceeds the taxes attributable to the demised premises, such excess shall be credited against Tenant' s future tax obligations.  Taxes for the first and last years of the term hereof shall be prorated between, Landlord and Tenant.  For the purposes of this Article 8, taxes shall included without limitation:

(a)
Any assessment, reassessment including but not limited to any reassessment resulting from a transfer of the Property, any portion thereof, a change in the composition of Landlord, or any construction or reconstruction at the Property, bond, license fee, levy, penalty or tax (except as excluded pursuant to Section 8.3 below) imposed, assessed or levied against the Property by any authority having the direct or indirect power to tax including without limitation any County, county, state or federal government or agency thereof, or any school, agricultural lighting, drainage, fire, street, sanitary or other improvement district thereof:

(b)	Any tax assessed upon or measured by the rents received by Landlord hereunder;

(c)
Any tax, fee or charge on the operation and use of the Property and or the common area imposed by the United States Environmental Protection Agency or any other federal, state or local governmental entity: and

(d)
Any impositions (whether or not such impositions constitute tax receipts to governmental agencies) in substitution, partially or totally, of any impositions now or previously included within the definition of real property taxes, including those imposed or required by governmental agencies to increase tax increments to governmental agencies and for such services as fire protection, street, sidewalk and road maintenance, refuse removal and or for other governmental services formerly provided without charge to property owners or occupants (it being the intention of Landlord and Tenant that all such new and or increased impositions and all similar impositions be included within the definition of "taxes" for the purpose of this Lease).

8.2
Personal Property Taxes.  Tenant shall also pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed at any time and which become payable during the term of this Lease upon Tenant's leasehold improvements, fixtures, equipment, furniture, inventories or merchandise and any other personal property installed or located on the demised premises whether nether or not such assessment is made against Tenant or against Landlord, either separately or as part of the assessment of the Property, and whether installed by Landlord or by Tenant.

8.3
Exclusions.  It is agreed and understood that the term "taxes” as used herein shall not include any franchise, excise, gift, estate, inheritance, and succession, capital levy or transfer tar of Landlord arising out of or in connection with this Lease or Landlords rights in the demised premises, or any net income, excess proms or revenue tax, charge or levy against Landlord.

ARTICLE 9
INSURANCE

9.1
Public Liability and Property Insurance.  Tenant shall at all times during the term hereof, and at its own cost and expense, procure and continue in force worker's compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the construction of improvements on the demised premises or with the use, operation or condition of the demised premises.  The policy shall name Landlord as an additional insured.  Such insurance at all times shall be in an amount of not less than, TWO Million Dollars ($ 2,000,000.) each occurrence and in the aggregate ($2,000,000.) insuring against any and all liability of the insured with respect to the demised premises or arising out of the maintenance, use or occupancy thereof.  All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as required under the provisions of Article 13 of this Lease.  Notwithstanding anything to the contrary contained herein, Tenant shall cause its property damage and public liability policy limits to be adjusted upward annually by a percentage equal to the average percentage increase in the underlying requirements for excess liability carriers a Best's average of A+ XIII or better.

9.2
Leasehold Improvements and Personal Property.  Tenant shall at all times during the term hereof maintain in effect policies of insurance covering (a) its leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of this Lease), trade fixtures, merchandise and other personal property from time to time on or upon the demised premises, in the amount not less than Two Hundred Twenty Five Thousand Dollars ($225,000,00) or their actual replacement cost, providing protection against any peril included within the classification "Fire  and Extended Coverage,” together with insurance against sprinkler damage, vandalism and malicious mischief and (b) all plate glass on the demised premises. The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured, upon termination of this Lease, the proceeds under (a) above shall be paid to Tenant, and the proceeds under (b) above shall be paid to Landlord.

9.3
Reimbursement of Insurance Premiums.  Landlord shall at all times during the term hereof maintain in effect a policy or policies of insurance covering (a) the building of which the demised premises are a part, in an amount not less than Two Hundred Twenty Five Thousand Dollars ($ 225,000.00) or eighty per cent (80%) of the insurable value, whichever is greater, of such building, providing protection against an peril generally included within the classification "Fire and Extended Coverage Insurance," and insuring against such other risks as Landlord may designate, and (b) the rents payable hereunder. The insurance Landlord procures may include coverage on buildings or stores other than the demised premises, Tenant shall pay to Landlord its pro rata share of the cost of such insurance which shall be derived by multiplying said cost by a fraction, the numerator of which is the floor area as defined in this Lease) contained in the demised premises and the denominator of which is the total floor area of the buildings covered by said insurance, Tenant shall pay one-twelfth (1/ 12th) of the amount estimated by Landlord to be Tenants share of such costs with each monthly installment of Minimum Monthly Rental due hereunder. Any insurance coverage herein provided shall be for the benefit of Landlord and ail proceeds payable thereunder shall be paid to Landlord, free and clear of any claims thereto by Tenant.

9.4
Business Interruption Insurance.                                                           Tenant shall at all times during the term hereof maintain insurance covering business interruption insuring that the Minimum Monthly Rental will be paid to Landlord for a period up to one (1) year if the demised premises are destroyed or rendered inaccessible by a risk required to be insured by Tenant under this Lease.

9.5
Policy Form.  All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies qualified to do business in the State of Nevada and acceptable to Landlord (in its sole discretion).  Each policy shall name Landlord and Landlord’s Agents as additional insured’s and, if requested by Landlord, Landlords first mortgagee or beneficiary, as their interests may appear, and copies of all policies, or certificates evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenants opening for business in the demised premises.  No such policy shall be cancelable except after thirty (30) days written notice to Landlord and all such policies or certificates thereof shall so state, Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or "binders' thereof, or Landlord may order such insurance and charge the cost thereof to Tenant which amount shall be payable by Tenant upon demand.  All such policies of insurance shall be written as primary policies, not contributing with, and not in excess of, coverage Landlord may carry.  Any policy may be carried under so-called "blanket coverage” form of insurance policies.

9.6
Waiver of Subrogation. Tenant hereby waives any and all rights of recovery against the officers, employees, agents and representatives of Landlord for loss of or damage of Tenant or its property or the property of others under its control, arising from any cause generally covered by fire and extended coverage insurance.  Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant' s insurance carriers of any right of subrogation against Landlord.

ARTICLE 10
UTILITIES SERVICES

Tenant shall pay for all water, gas, sewer, power and electric current and all other utilities used by Tenant on the demised premises from and after the Lease Commencement Date.  If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent.  Landlord shall have the option of requiring Tenant to install its own gas and electric meter, at its expense.  In the event that any utilities are furnished by Landlord, the rates charged Tenant shall not exceed those of the local public utility company as if its services were furnished directly to Tenant, and shall not be less than its pro rata share of any jointly metered service based upon the floor area of the buildings serviced.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished the demised premises, and no such failure or interruptions shall entitle Tenant to terminate this Lease or to abate payment of any portion of the rent due hereunder. In the event Landlord furnishes any utilities to the demised premises and elects to discontinue, or is unable to continue, furnishing such utilities for any reason other than the failure by Tenant to pay any utility charge or any rental payment due hereunder, Landlord shall so inform Tenant in writing and Tenant shall, upon receipt of such notice, obtain its own utilities for the demised premises.

ARTICLE 11
COMMON AREA

11.1
Common Area.  Landlord shall make available at all times during the term of this Lease, on such portions of the Property as Landlord shall from time to time designate or relocate, such automobile parking and other common area as Landlord shall from time to time deem appropriate.  Tenant shall have the non-exclusive right during the term of this Lease to use the common area (except for those portions of the common area on which have been constructed or placed permanent or temporary kiosks, displays. carts or stands) for itself, its employees, agents, customers, invitees and licensees, subject to the restrictions contained herein.

11.2
Common Area Defined. The term “common area" shall mean the portions of the Property, which have at the time in question been designated and improved for common use by or for the benefit of more than one (1) tenant or concessionaire of the Property.  Common area may include but not be limited to any of the following: The land and facilities utilized as parking areas; access and perimeter roads; truck passageways (which may be in whole or in part subsurface); service corridors and stairways providing access from other premises; landscaped areas; exterior walks; stairways; interior corridors; elevators; stairs; arcades; balconies; directory equipment; wash rooms; comfort rooms; drinking fountains; toilets; and other public facilities; and bus stations and taxi stands, but excluding any portion thereof when designated by Landlord for a non-common use, provided any portion of the Property which is not included within the common area shall be so included when so designated and improved for common use.

11.3
Control of Common Area. The common area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord's place and stead.  In no event shall Tenant have the right to sell or solicit in any manner in any of the common areas without consent of Landlord.  Landlord shall have the right to close, if necessary, all or any portion of the common area to such extent as may in the opinion of Landlord's counsel be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the common area to discourage non-customer use; to use portions of the common area while engaged in making additional improvements or repairs or alterations to the Property; and to do and perform such other acts in, to, and with respect to, the common area as Landlord shall determine (in its sole discretion) to be appropriate for the Property.  Landlord shall have the right to increase the size of the common area, including the expansion thereof to adjacent proper property to reduce the common area; to turn common area into floor area to be occupied by tenants of the Property; to rearrange the parking spaces and improvements on the common area; and to make such changes which in Landlord's sole opinion are deemed to be desirable and for the best interests of all persons using the common area.  Tenant agrees that it and its concessionaires, agents, employees, vendors, suppliers and other independent contractors will use such access roads and will operate trucks and trailers in delivering merchandise to and from the demised premises upon and over such access roads as are designated therefore by Landlord as a means of ingress to and egress from the demised premises.

11.4
Rules and Regulations.  Landlord shall have the right to establish, and from time to time to change, alter and amend, and to enforce against Tenant and the other users of the common area such rules and regulations (including the exclusion of employees' parking from the common area) as Landlord, in its sole discretion, may deem necessary or advisable for the proper and efficient operation and maintenance of the common area.  Such rules and regulations may provide, without limitation, the hours during which the common area shall be open for use.

ARTICLE 12
COMMON AREA MAINTENANCE COSTS

12.1
Common Area Expenses.  During the term of this Lease Landlord shall keep or cause the common area to be kept in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all costs and expenses incurred by Landlord in connection therewith shall be charged and prorated in the manner hereinafter set forth.  It is understood and agreed that the term "costs and expenses incurred" shall mean all sums expended by Landlord for payment of all work deemed necessary by Landlord (in its sole discretion) for the operation, maintenance, replacement and repair of the common area (the "Common Area Expenses"), including the following (the specific recitation of which shall not be deemed to limit the definition of such costs and expenses), resurfacing, restriping, cleaning and sweeping the parking area; painting; janitorial services; maintenance; repair and replacement when necessary of roofs, sidewalks, curbs, bumpers, all Property signs, planting, and landscaping, and lighting and other utilities; operation, maintenance and repair of any common fire protection systems, automatic sprinkler systems and storm drainage systems; personnel to implement such services including the cost of security guards; police and fire protection services; any assessments imposed by governmental agencies; cost of utility services; depreciation on maintenance and operating machinery and equipment, if owned, and rental paid for such machinery and equipment if rented; public liability and property damage insurance on the common area; worker's compensation insurance for personnel; and (i) administrative and overhead costs equal to ten percent (10%] of the common area costs not to exceed $500. per month during the first 2 terms of the Lease; and (ii) in the event Landlord supervises, manages and maintains the common area, an amount equal to five percent (5%)] of the gross rentals received by Landlord from tenants at the Property for each calendar year ("gross rentals"); or (iii) in the event an independent contractor supervises, manages and maintains the common area, an amount equal to five percent (5%)] of the gross rentals to the independent contractor and an amount equal to [ Three percent (3%)] of the gross rentals to Landlord for its supervision of the independent contractor.

12.2	Proration of Common Area Expenses. Tenant shall pay to Landlord, as additional rent, Tenant's Share of the Common Area Expenses in the following manner:

(a)
From and after the Lease Commencement Date, Tenant shall pay Landlord on the first day of each calendar month of the term hereof Tenant's Share of Common Area Expenses, as estimated by Landlord, which amount shall be deemed to be additional rent.  Tenant shall not pay the additional rent during any free rent period provided under this Lease.  The foregoing estimated monthly charge may be adjusted by Landlord at the end of any month on the basis of Landlord's experience and anticipated costs.

(b)
Within ninety (90) days following the end of each calendar year, Landlord shall furnish Tenant with a statement covering the calendar year just expired, certified as correct by Landlord, showing the total of the costs and expenses incurred, and if requested by Tenant in writing true and correct copies of said expenses, with respect to the common area, the amount of Tenant's Share of Common Area Expenses for such calendar year, and the payments made by Tenant with respect to such calendar year as set forth in subparagraph (a) above.  If the amount of Tenant’s Share of the Common Area Expenses exceeds Tenant's payment, so made, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of said statement.  If the amount of said payments exceed the amount of Tenant's Share of Common Area Expenses, Tenant shall be entitled to offset the excess against payment, next thereafter to become due to Landlord as set forth in said subparagraph (a).  The term “Tenant's Share” shall mean the percentage proportion that the square footage of the floor area of the demised premises bears to the total square footage of the floor area of all stores or store spaces in the Property, including the demised premises, which are from time to time occupied and open for business as of each calendar year.  All floor area computations shall be determined by Landlord in its sole judgment.

12.3
Required Alterations.  If at any time Landlord is required by any rule, regulation or law ("building regulations") to make any changes, alterations, or improvements to the common area or demised premises or any portion of the Property, including without limitation electrical, mechanical or other systems or components thereof (“required alterations”), but excluding required alterations attributable to Tenant's specific use and occupancy of the demised premises, which alterations shall be Tenant's sole responsibility, all costs relating to such required alterations fairly characterized as "expenses" under generally accepted accounting principles shall be fully included in Common Area Expenses for the year in which such charges accrue or in the year Landlord pays such charges, as Landlord shall elect, and if under generally accepted accounting principles, any portion of all such cost must be allocated to capital improvements to be depreciated or amortized over two (2) or more years, Landlord shall be entitled each year during the terms hereof to include that portion of such capital costs toward Common Area Expenses as Landlord's accountant reasonably determines to be a fair estimate of the depreciation or amortization which would be chargeable for such capital improvements during such year, based upon a reasonable estimate of the useful life of the required alteration.

ARTICLE 13
INDEMNITY

Tenant hereby indemnifies and holds Landlord harmless from and against (a) any and all claims arising from Tenant's construction on or use of the demised premises for the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant and its agents and employees in or about the demised premises; (b) any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors or employees  and (c) all costs, attorneys’ fees, expenses and liabilities incurred by Landlord in defending any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damage to property or injury to persons, in the demised premises only, to the extent such damages are not caused by Landlord and Tenant hereby waives all claims in respect thereof against Landlord.

ARTICLE 14
EXEMPTION OF LANDLORD FROM LIABILITY

Tenant hereby agrees that Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or by any other person in or about the demised premises caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the demised premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing,. air conditioning or lighting fixtures whether said damage or injury results from conditions arising upon the demised premises or from other sources, to the extent such damages are not caused directly by Landlord.  Tenant further agrees that Landlord shall not be liable for any damages arising from any act or negligence of any other tenant of the Property.

ARTICLE 15
QUIET POSSESSION

Landlord agrees that Tenant, upon paying the rent and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the demised premises during the term hereof.

ARTICLE 16
ESTOPPEL CERTIFICATE

Within FIVE (5) days after written request by Landlord, Tenant shall, execute and deliver to Landlord a statement substantially in the form of Exhibit F attached hereto, OR AS PROVIDED BY LANDLORD.  Any such statement may be conclusively relied upon by any prospective purchase or encumbrances of the demised premises or of all or any portion of the Property of which the demised premises are a part.  Further, such failure to deliver such statement (showing any exceptions to any of the statements of fact required thereby) shall be a material breach of this Lease and if, after additional written notice from Landlord, Tenant does not deliver such certificate to Landlord within seventy-two (72) hours, Landlord may, in addition to any other remedies it has at law or in equity, terminate this Lease.

ARTICLE 17
REPAIRS AND MAINTENANCE

17.1
Tenant' s Maintenance Obligations.  Tenant shall, during the term of this Lease, keep the demised premises, including all improvements constructed by Tenant therein, in good order, condition and repair, including the interior surface of exterior walls; all windows, doors, door frames, and door closures; all plate glass, storefronts and showcases: all carpeting and other floor covering; all electrical equipment; all heating and air conditioning equipment, and all plumbing and sprinkler systems, if any, installed therein; and shall as necessary, or when required by governmental regulations make modifications or replacements thereof.  Landlord shall have no obligation to repair or maintain the demised premises or improvements constructed therein except as expressly provided in this Lease.  Tenant hereby waives the right to make repairs at Landlords expenses under the provisions of any laws permitting repairs by a tenant at the expense of Landlord.

17.2
Tenant's Failure to Maintain Demised Premises. If Tenant refuses or neglects to make repairs to and or maintain the demised premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but shall not be obligated, to make such repairs or perform such maintenance on behalf of and for the account of Tenant.  In such event, Tenant shall pay promptly upon demand therefore, as additional rent, the cost of such work plus an overhead surcharge of fifteen percent (5%) of such cost.

17.3
Landlord's Maintenance Obligations.  Landlord, as a Common Area Expense, shall keep in good order, condition and repair the foundations, exterior walls (excluding the interior of all walls and the exterior or interior of any windows, doors, plate glass and display windows) and roof (excluding interior ceiling) of the demised premises, except for any damage thereto caused by any act, negligence or omission of Tenant, except for reasonable wear and tear, and except for any structural alterations or improvements required by any governmental agency by reason of Tenant's use and occupancy of the demised premises.

17.4
Right of Entry.  Tenant agrees to permit Landlord or Landlord’s lender and their authorized representatives to enter the demised premises at all times during usual business hours for the purpose of inspecting the same.  Tenant further covenants and agrees that Landlord may go upon the demised premises and make any necessary repairs to the demised premises and perform any work therein that: (a) may be necessary to comply with any law, ordinance, rule or regulation of any public authority; (b) Landlord may deem necessary to prevent waste or deterioration in connection with the demised premises; or (c) Landlord may deem necessary to perform remodeling or other construction work incidental to any portion of the Property, including without limitation the premises of another tenant, adjacent to, above, or below the demised premises.  Nothing herein contained shall imply any duty on the part of Landlord to do any such work, which under any provisions of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same.  No exercise by Landlord of any rights herein reserved shall entitle Tenant, any damage for any injury or inconvenience occasioned thereby nor to any abatement of rent, In the event Landlord makes or causes any such repairs to be made or performed, as provided for herein. Tenant shall pay the cost thereof to Landlord, forthwith, as additional rent upon receipt of a bill therefore, In the event of emergency repairs, Tenant hereby grants to Landlord the right to enter upon the demised premises at any time only with a 24 hr. notice to Tenant . Entry is Possible at any time for true emergencies such as water, gas leak or fire etc…

17.5
Condition of Demised Premises. Tenant agrees upon the expiration or earlier termination of this Lease to surrender the demised premises to Landlord in good order, condition and repair, ordinary wear and tear excepted.

ARTICLE 18
ALTERATIONS

18.1
Permitted Alterations.  Tenant shall not make any alterations or additions to the demised premises nor make any contract therefore without first procuring Landlords written consent ( which may not be unreasonably withheld), except for non-structural, interior alteration, improvements or adjustments costing less than Two Thousand Dollars ($ 2,000.00) in any calendar year.  All alterations, additions and improvements made by Tenant to or upon the demised premises including floor coverings but excluding light fixtures, signs, cases, counters or other removable trade fixtures, shall at once when made or installed be deemed to have become the property of Landlord; provided, however if prior to termination of this Lease, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant. Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in or on the demised premises by Tenant and which are designated in said notice and shall repair any damage occasioned by such removal.  If Tenant shall fail to remove any such addition, improvement, fixture or trade fixture as directed by Landlord, Landlord may effect such removal and repair at Tenant's expense.

18.2
Standards of Construction.  All work with respect to alterations, additions, and changes shall not diminish the market value of the demised premises and shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the demised premises shall at all times be a complete unit except during the period of work.  Any such changes, alterations and improvements shall be performed and done strictly in accordance with the lays and ordinances relating thereto, and with the requirements of all carriers of insurance on the demised premises and the Board of Underwriters, Fire Rating Bureau, or similar organization.  In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such a manner so as not to obstruct the access to the Property o f any other tenant in the Property, nor interfere with the quiet enjoyment of the other tenants of the Property.

18.3
Notification of Landlord.  At least ten (10) days prior to commencing any such work or construction in or about the demised premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof.  Landlord shall have the right at any time and from time to time to post and maintain on the demised premises such notices, as Landlord deems necessary to protect the demised premises and Landlord or vendors.

18.4
Performance and Completion Bond.   Before the commencement of any alterations or additions to the demised premises, Tenant, at its sole cost, shall furnish to Landlord a performance and completion bond issued by an insurance company qualified to do business in Nevada, in a sum equal to one and one-half times the cost of the alterations (as determined by the construction contract between Tenant and its contractor) guaranteeing, the completion of the alterations or additions free and clear of all liens and other charges, in accordance with the plans and specifications approved by Landlord.

ARTICLE 19
MECHANICS' LIENS

19.1
Mechanics' Liens.   Tenant hereby agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it on the demised premises, and it will keep the demised premises free and clear of all mechanics' liens on account of work done by Tenant or persons claiming under it, Tenant hereby agrees to indemnify and save Landlord free and harmless against liability, loss, damage, costs, attorneys' fees, and all other expenses on account of claims of lien of laborers or material men or others for work performed or materials or supplies furnished for Tenant or persons claiming under it.

19.2
Contest of Lien.  If Tenant shall desire to contest any claim of lien, it shall furnish Landlord adequate security of the value or in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount as is necessary to release the lien.  If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once.

19.3
Tenant's Default.  If Tenant shall be in default in paying any charge for which a mechanics' lien claim and suit to foreclose the lien have been filed, and shall not have given Landlord security to protect the demised premises and Landlord against such claim of lien, then Landlord may, but shall not be obligated to, pay the said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord and Tenant agrees to and shall pay the same with interest at the maximum lawful rate from the dates of Landlord's payments.

19.4
Notice. Should any claims of lien be filed against the demised premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof

19.5	Right of Entry. Landlord or its representatives shall have the right to go upon and inspect the demised premises, including the improvements constructed thereon, upon 24 hours of notice to Tenant.

ARTICLE 20
DAMAGE AND DESTRUCTION

20.1
Restoration.  In the event of the partial or total damage or destruction of the building of which the demised premises are a part during the term hereof, from any cause, except if due to the negligent acts or omissions of Tenant, its agents or employees, or to the failure on the part of Tenant to perform or observe any of Tenant's covenants or conditions contained herein, Landlord shall, to the extent of the proceeds available to Landlord from the insurance referred to in Section 9.3 hereof, forthwith repair and reconstruct said building to substantially the same condition which said building was in immediately prior to such damage or destruction, provided such repairs or reconstruction can be made under the existing laws and regulations.  In the event of such reconstruction, Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items set forth in "Description of Tenant's Work" in Exhibit B and the replacement of its stock-in-trade trade fixtures, furniture, furnishings and equipment, and Tenant shall commence such repair and restoration and the installation of fixtures, equipment and merchandise promptly upon delivery to it of possession of the demised premises and shall diligently prosecute such work and installation to completion.  With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant hereby waives the provisions of any law authorizing the termination of a lease upon the complete or partial destruction of the demised premises.  Notwithstanding anything above to the contrary, in the event the demised premises are partially or totally damaged or destroyed by a cause or casualty other than those covered by said insurance, or by any cause at any time during the last two (2) years of the term hereof, or in the event the demised premises are, or the building in which the demised premises are situated is, damaged or destroyed by any cause or casualty to the extent of not less than thirty three and one-third percent (33-1/3%) of the replacement cost thereof at the time of such damage or destruction, or if in the sole opinion of-Landlord the restoration of the demised premises cannot be completed within six (6) months from the occurrence of the damage or destruction, or if in the sole opinion of Landlord repairs cannot be adequately made, then Landlord may elect to terminate this Lease by giving written notice to Tenant of such termination within ninety (90) days after the occurrence of such damage or destruction.

20.2
Termination.  Unless this Lease is terminated as provided above, such destruction shall in no way annul or void this Lease and Tenant shall continue the operation of its business during any such period to the extent reasonably practicable from the standpoint of prudent business management; provided, however, that at Landlord's option either (a) the Minimum Monthly Rental shall be reasonably reduced by Landlord in proportion to the extent that Tenant is deprived of the use of the demised premises, or (b) the Minimum Monthly Rental shall not be reduced but Tenant shall be entitled to have the proceeds of the business interruption insurance required under Section 9.4 hereof applied to such obligation.

ARTICLE 21
EMINENT DOMAIN

21.1
Definitions of Taking.  The term "total taking" means the taking of so much of the demised premises by right of eminent domain or other authority of law, including a voluntary transfer under the threat of the exercise thereof that the remainder of the demised premises is not suitable to conduct the business which Tenant intends to conduct therein, The term "partial taking" means the taking of a portion of the demised premises, which does not constitute a total taking as above defined.

21.2
Total Taking.  If during the term hereof there shall be a total taking by public authority under the power of eminent domain, then this Lease, and the leasehold estate of Tenant in and to the demised premises, shall cease and terminate as of the date the condemning authority takes actual physical possession of the demised premises.

21.3
Partial Taking.  If during the term hereof there shall be a partial taking of Tenant's demised premises, this Lease, as to the portion of the demised premises so taken, shall terminate on the date on which the condemning authority takes actual physical possession of such portion, but this Lease shall continue in full force and effect as to the remainder of the demised premises.  The Minimum Monthly Rental payable by Tenant for the balance of the term shall be abated in the ratio that the floor area of the demised premises taken bears to the total floor area of the demised premises immediately prior to such taking, and Landlord shall make all necessary exterior and structural repairs or alterations in order to make the remaining portion of the demised premises a complete architectural unit.

21.4
Award.  All compensation and damages awarded for the taking of Tenant's demised premises or any portion thereof shall belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold interest hereunder or for the value of any unexpired term of this Lease; provided, however, that Tenant shall be entitled to make its own claim for and receive any award that may be made for Tenant’s improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant’s trade fixtures, equipment and furnishings.

21.5
Proration of Rent.  If this Lease is terminated pursuant to the provisions of this Article, then all rentals and other charges payable by Tenant to Landlord hereunder shall be paid up to the date on which possession shall be taken by the condemning authority and any rentals and other charges theretofore raid by Tenant which are applicable to any period subsequent to the date possession is taken, shall be repaid to Tenant by Landlord, and the parties shall thereupon be released from all further liability hereunder.

21.6	Waiver of Rights of Termination. Tenant hereby waives any statutory rights of termination, which may arise by reason of any partial taking of the demised premises under the power of eminent domain.

21.7
Subordination.  The foregoing provisions of Article 21 are and shall be subordinate to the lien of any trust deed of trust of any bank, insurance company or other lending institution now of record or recorded after the date of this Lease affecting the demised premises.  Such subordination is effective without any further act of Tenant.  Tenant shall, from time to time on request from Landlord, execute and deliver, any documents or instruments that may be required by the lender to effectuate any subordination.

ARTICLE 22
DEFAULTS BY TENANT AND LANDLORD'S REMEDIES

22.1	Events of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant;

(a)	Any failure by Tenant to pay the rental or make any other payment required to be made by Tenant hereunder when due.

(b)	The abandonment of the demised premises by Tenant, or the vacation (defined to be twenty (20) or more days of continual absence from the demised premises) of the demised premises by Tenant.

(c)
A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (305) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion within time limits acceptable to Landlord.  Said written notice shall be in lieu of, and not in addition to, any notice require under the laws of the State of Nevada, or any similar, superseding statute.

(d)
The making by Tenant or by any guarantor of Tenant's obligations under this Lease of any general assignment for the benefit of creditors; the insolvency of Tenant or of any guarantor of Tenants obligations under this Lease or the inability of Tenant or any such guarantor to make payment on its obligations generally as they become due; the filing by or against Tenant or any such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt or of a petition for reorganization or, arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenants assets located at the demised premises, or of Tenant's interest in this Lease, "here possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the demised premises or of Tenants interest in this Lease, where such seizure is not discharged within thirty (30) days.

22.2
Landlord's Right to Terminate Lease.  In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.  In the event that Landlord shall elect so to terminate this Lease then Landlord may recover from Tenant:

(a)	The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)
The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c)
The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)
Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenants failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result there from;, and

(e)
At Landlords election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Nevada law.  The term “rent” as used herein shall be deemed to include Minimum Monthly Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease.  All such sums, other than the Minimum Monthly Rental, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding fifteen (15) month period prior to default except that if it becomes necessary to compute such rental before such a fifteen (15) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.  As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at eighteen percent (18%) per annum, or such lesser amount as may then be the maximum lawful rate.  As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

22.3
Landlord's Right to Reenter Demised Premises.  In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the demised premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

22.4
Right to Recover Rents or Relet. In the event of the vacation (as defined herein) or abandonment of the demised premises by Tenant, or in the event Landlord shall elect to reenter as provided in Section 22.3 above or shall take possession of the demised premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease as provided in Section 22.2 above, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the demised premises or any part thereof for such term or terms and at such rental or rentals and upon other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the demised premises.

22.5
Application for Rent. In the event that Landlord shall elect so to relet, then rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness, other than rent due hereunder, owed by Tenant to Landlord; second to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the demised premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.   Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making any such alterations and repairs not covered by the rentals received from such reletting.

22.6
No Termination.  No reentry or taking possession of the demised premises by Landlord pursuant to this Article shall be construed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Landlord may at any time after such reletting elect to terminate this Lease for any such default by Tenant.

22.7
Disposition of Fixtures.  In the event of default under this Lease, Landlord shall have the option (a) to take exclusive possession of Tenants, furniture,. Improvements, additions and alterations, if such items are not pledged as a security to collateralize a loan from a lending institution, and use the same rent or charge free until the default is cured, (b) to require Tenant to remove same, at its sole cost and expense, or (c) in the farther event this Lease is terminated by reason of such default, providing that such items are used as a security by a lending institution, to take full possession of same to be disposed of or to be put to any purpose Landlord desires.  Tenant agrees to keep all of its trade fixtures; furniture and equipment free of liens other than by lender providing funds for such acquisitions, and shall not use the same as security in any additional loan arrangements.

ARTICLE 23
DEFAULTS BY L ANDLORD

23.1
Tenant's Remedies.   Landlord and Tenant hereby agree and reserve to each other the right to employ any and all remedies at common law, aside from the express provisions limiting such rights contained herein.

23.2
Right to Cure.  If the demised premises or any part thereof are at any time subject to a first mortgage or a fist deed of trust (hereinafter called "mortgagee” for purposes of this Article only) and Tenant is given written notice thereof, including the post office address of such Mortgagee, then Tenant shall give written notice to such Mortgagee, specifying the default in reasonable detail, and affording such Mortgagee a reasonable opportunity to make performance for and on behalf of Landlord.  If and when the said Mortgagee has made performance on behalf of Landlord, such default shall be deemed cured.

ARTICLE 24
LANDLORD'S RIGHTS TO EXHIBIT DEMISED PREMISES

Landlord and the authorized representatives of Landlord may enter the demised premises at all reasonable times, with 24 hours of notice to Tenant for the purpose of exhibiting the same to prospective purchasers and, during the final six (6) months of the term of this Lease, may exhibit the demised premises for hire and may display therein or thereon, the usual "For Lease” signs, and such signs shall remain unmolested upon the demised premises.

ARTICLE 25
SUBORDINATION, ATTORNMENT

25.1
Subordination.  Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing hereafter arising upon the demised premises or the building of which the demised premises are a part, and to any renewals, refinancing, and extension thereof.  Upon request of Landlord, Tenant shall in writing subordinate its rights hereunder to any mortgage or deed of trust or other lien presently existing or hereafter arising upon the demised premises (or the building of which the demised premises are a part), and to all advances made or hereafter to be made upon the security thereof, or the interest of any lease in which Landlord is Tenant.  Any such mortgage deed of trust trustee or beneficiary or Landlord of Landlord may at its option subordinate its mortgage or lease to this Lease and Tenant agrees to execute any document accomplishing it.

TENANT’S INITIALS x_________________x____________________

25.2
Attornment. In the event any proceedings are brought for the foreclosure of such lien, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the demised premises, or should the Lease in which Landlord is Tenant be terminated, Tenant shall attorn to the purchaser upon any such foreclosure or sale or termination and recognize such purchaser or Landlord as the landlord under this Lease.

TENANT’S INITIALS x_________________x____________________

25.3
Lease Continues.  The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

ARTICLE 26
ASSIGNMENT, SUBLETTING AND ENCUMBRANCE

26.1
Consent of Landlord.  Tenant shall not, directly or indirectly, voluntarily or by operation of law assign, license, concede, franchise, transfer, mortgage, hypothecate, or otherwise encumber all or any part of Tenants interest in this Lease or in the demised premises, and shall not sublet, franchise, change ownership, license or concede all or any part of the demised premises (herein collectively referred to in this Article as “'assignment”) without the prior written consent of Landlord in each instance, which consent may be withheld by Landlord in the sole discretion, and any attempted Assignment without such consent shall be wholly void and shall confer no rights upon any third parties. For purposes of this Article 26, the term "assignee" shall mean any assignee, licensee, concessionaire, franchisee, transferee, mortgagee, or subtenant

26.2
Tenant's Application. In the event Tenant desires at any time to assign this Lease or sublet the demised premises, or any portion thereof, Tenant shall give written notice to Landlord of its intention, requesting the Landlords consent thereto.  Such written notice shall be submitted to Landlord no more than ninety (90) days and no less than sixty (60) days prior to the effective date of such proposed assignment, and shall contain the following information; (a) a notice of intention to assign the Lease or sublet the demised premises, requesting Landlords consent thereto; (b) the proposed effective date of the proposed assignment; (c) the name of the proposed Assignee; (d) the nature of the business to be carried out upon the demised premises by the proposed Assignee; (e) the terms and provisions of the proposed assignment; (f) a copy of the proposed assignment or, if the same is not available, the letter of commitment or letter of intent; (g) a current, audited financial statement of the proposed assignee; and (h) such other information Landlord may request, Landlord may at any time within thirty (30) days after its receipt of such notice of a proposed assignment,  approve or disapprove of such proposed Assignment in writing to Tenant, or elect to terminate this Lease as provided in Section 26.9 below, if Landlord consents to the proposed assignment in writing, so long as Tenant shall not be in breach or default of any of its obligations under this Lease, Tenant may enter into the assignment in accordance with the terms and conditions contained in Tenant's notice.  If Landlord fails to exercise its right to consent to or disapprove of the proposed assignment within such thirty (30) day period, Landlord shall be deemed to have disapproved such proposed assignment.

26.3
Increased Rental Upon Assignment; Excess Consideration. If, in the event of any approved Assignment by Landlord of all or any portion of the demised premises, the Minimum Monthly Rental specified in Article 1, or the portion thereof related to that portion of the demised premises subject to the Assignment, shall be increased (but never decreased) effective as of the date of such Assignment, to the total rent pay able by the Assignee to Tenant.

26.4
Fees.  In the event Tenant shall request the consent of Landlord for an Assignment, as required by the provisions of this Article, Tenant shall pay to Landlord the sum of Five Hundred Dollars ($500.00) as a non-refundable fee for the processing and reviewing of such application by Landlord.  In addition to said fee, Tenant shall pay to Landlord all reasonable attorneys' fees, incurred by Landlord in connection with such processing and review.

26.5
No Release of Tenant.  No consent by Landlord to any Assignment by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent or Assignment.  The consent by Landlord to any Assignment shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment.  The acceptance of rent by Landlord from any person or entity other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Assignment, or a release of Tenant from any obligation under this Lease, Consent to one (1) Assignment shall not be deemed to constitute consent to any subsequent Assignment, Tenant hereby specifically waives and releases any contract, tort or other claims or causes of action against Landlord arising out of Landlord's failure to consent to any Assignment.

26.6
Form of Assignment.  Each assignment to which there has been the consent of Landlord shall be by an instrument in writing in form satisfactory to Landlord and shall be executed by the transferor, assignor, sublandlord, licensor, concessionaire, hypothecator or mortgagor, and the assignee.  One (1) fully executed copy of such written instrument shall be delivered to Landlord, Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any, such Assignment from becoming effective.

26.7
Assumption of Obligations.  Each Assignee, other than Landlord, shall assume all of the obligations of Tenant under this Lease, and shall be and shall remain liable, both jointly and severally with Tenant, for the payment of all rent, and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the remainder of the term of this Lease.

26.8
Assignment of Interest.  If Tenant hereunder is either a partnership, limited liability company, unincorporated association or a corporation which, under applicable laws, is not deemed a public corporation, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company, or partnership, in the aggregate in excess of fifty percent (50%) shall be deemed an Assignment within the meaning and provisions of this Article 26.

26.9
Option to Terminate.  Landlord may elect, by written notice to Tenant given within thirty (30) days after receipt of Tenant's notice of a proposed Assignment, to terminate this Lease, or in the case of a proposed Assignment of a portion of the demised premises, to terminate this Lease with respect to such portion, effective as of a date not less than thirty (30) days following Landlord's notice of such election.  Upon such termination, Tenant shall be relieved from any further liability under this Lease (regarding the portion of the demised premises which are no longer subject to this Lease) accruing after the date of such termination.

ARTICLE 27
NOTICES

Whenever under this Lease a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary, by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing and either served personally or sent by registered mail or certified mail, return receipt requested, with postage prepaid, addressed to Tenant or Landlord, as the case may be, at the address specified as “Address for Notices" for each in Article 1 of this Lease.  Either party may by like notice at any time and from time to time designate a different address to which notices shall be sent.  Notice shall be effective when personally delivered as above specified.  Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of four (4) calendar days after it is so deposited.

ARTICLE 28
SALE OF DEMISED PREMISES BY LANDLORD

Notwithstanding anything contained herein to the contrary, Landlord may assign, in whole or in part, Landlord's interest in this Lease, and may sell all or part of the Property. In the event of any sale or exchange of the demised premises by Landlord and or an assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the demised premises or to this Lease occurring after the consummation of such sale or exchange and or assignment.  The provisions of this lease agreement shall apply to any and all of Landlord’s future assigns for the entire term of this agreement and any extensions thereof.

ARTICLE 29
SECURITY DEPOSIT

Upon execution of this Lease, Tenant will deposit with Landlord the sum specified as "Security Deposit" in Article 1 hereof as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  Landlord may commingle the Security Deposit with Landlord's other funds.  Said deposit shall be held by Landlord without obligation or liability for payment of income from or interest on said deposit.  If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of any rent or other charges, Landlord may use, apply or retain all or any part of said deposit for the payment of any rent or other charge in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.  If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Tenant's failure to do so shall be a material breach of this Lease.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, said deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the term hereof.  The making by Tenant of such deposit or the application thereof by Landlord in the manner hereinabove provided, shall not constitute nor be construed as a limitation upon the exercise by Landlord of any other rights or remedies provided to Landlord under the terms of this Lease in the event of Tenants default.  In the event Landlord sells the Property, then Landlord may assign said deposit to the purchaser of Landlords interest in the demised premises without liability to Tenant, and upon such assignment Landlord shall be discharged from further liability, with respect to such deposit.

ARTICLE 30
TITLE OF LANDLORD

Landlord covenants that as of the date hereof there are no liens upon its estate other than (a) the effect of covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way, and any other matters or documents of record (hereinafter referred to as the “agreements”); (b) the effect of any zoning law s of the City, County and State where the Property is situated; and (c) general and special taxes not delinquent, Tenant agrees; (i) that as to its leasehold estate it, and all persons in possession or holding under it, will conform to and will not violate the terms of the aforementioned Agreement or said matters of record; and (ii) that this Lease is and shall be subordinate to the Agreement and any amendments or modifications thereto, and Tenant further agrees, at the option of Landlord, to execute and return to Landlord within ten (10) days after written demand therefore by Landlord, an agreement in the form provided by Landlord with said written notice subordinating this Lease to the Agreements

ARTICLE 31
NET LEASE

This Lease shall be a "Net Lease" and Tenant recognizes and acknowledges, notwithstanding terms or provisions to the contrary provided for herein and without limiting the generality of the other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by Tenant to Landlord, shall be net to Landlord, and any and all expenses incurred in connection with the demised premises and the Property, or in connection with the operations thereon, including but not limited to any administrative expenses, management services, outside professional services, all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the demised premises and the Property and all buildings, structures, roofs, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Tenant, in addition to the rentals provided for herein.

ARTICLE 32
RELOCATION OF DEMISED PREMISES

Landlord shall have the right, upon sixty (60) days notice to Tenant to relocate Tenant in other space ("Substitute Space") in the Property.  Such Substitute Space shall contain at least as much floor area as the demised premises.  The rent (per square foot of floor area) shall be the same for the Substitute Space as for the demised premises. Landlord shall pay expenses reasonably incurred by Tenant in moving to the Substitute Space, including moving expenses and expenses in connection with change of telephone and stationery.  Landlord agrees to furnish the Substitute Space with improvements comparable in quality to those in the demised premises

ARTICLE 33
HAZARDOUS AND TOXIC MATERIALS

33.1
Hazardous Materials.  For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability pct of 1980, as amended, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws”).

33.2
Notification.  Tenant will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the demised premises or the Property by Tenant, its agents, employees, or contractors.  Tenant will not permit the demised premises or the Property to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws.  Tenant will immediately advise Landlord in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulator actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the demised premises; and (ii) all claims made or threatened by any third party against Tenant, Landlord, or the demised premises relating to the damage, contribution, cost recovery, compensation, loss, or injury resulting form any Hazardous Materials in, on, or about the demised premises. Tenant is hereby allowed to use and store any and all materials that are considered standard for  the business practice, as long as those materials are considered standard for a  similar business practice, as long as those materials are used and stored in a manner consistent with OSHA standards.

33.3
Indemnification.  Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees including attorneys' fees and costs, arising out of or in connection with Tenants breach of its obligations in this Article 33.  Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the demised premises to the condition existing prior to the introduction of Hazardous Materials by Tenant, its agents, employees, or contractors. Tenants obligations under this Article 33 will survive the expiration or other termination of this Lease.

ARTICLE 34
MISCELLANEOUS

34.1
Negotiation of Partnership.  Nothing herein contained, either in method of computing rent or otherwise, shall create between the parties hereto, or is relied upon by others as creating, any relationship of partnership, association, joint venture, or others.  The sole relationship of the parties hereto shall be that of landlord and tenant.

34.2
Applicable Law.  The laws of the State of Nevada shall govern the validity, performance and enforcement of this Lease.  Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be in Clark County, Nevada.

34.3
Gender.  The word "tenant” shall be deemed and taken to mean each and every person or party mentioned as a tenant herein, whether the same shall be composed of one (1) or more individual(s) or entity (ies); and if Tenant shall be comprised of more than one (1) individual or entity, any notice required or permitted by the terms of this Lease may be given by or to any one (1) thereof and shall have the same force and effect as if given by, or to all thereof.  The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, a partnership, a corporation or a group of two (2) or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one (1) tenant and to either corporations, associations, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

34.4
Successors.  The terms and agreements as contained in this Lease shall apply to, run in favor of and shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives and assigns and successors-in-interest.

34.5
Entire Agreement.  It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes representations and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

34.6
Corporate Tenant.  In the event Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that the Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Nevada and all franchise and corporate taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.  Each individual executing this Lease, on behalf of said corporation, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the articles, bylaws and properly executed resolution of the Board Of Directors of said corporation, that this Lease is binding and obligatory upon said corporate Tenant, and shall deliver to Landlord, upon the execution hereof, a corporate resolution, in the form of Exhibit I attached hereto, approving this Lease and the individual(s) to execute this Lease on behalf of the Corporation.

34.7	Captions. The titles of Articles and Sections herein are for convenience only and do not in any way define, limit or construe the contents thereof.

34.8
Execution of Lease.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the demised premises; and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee).  No act or omission of any agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

34.9
Waiver of Redemption.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by, reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

34.10
Severability.  If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, only one (1) of which would render the provision valid, then the provision shall have the meaning which renders it valid.

34.11
Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform any term, covenant or condition of this Lease, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to rental and other charges to be paid by Tenant pursuant to this Lease.

34.12
Rules and Regulations.  Tenant agrees and covenants to comply with all of Landlord's rules and regulations as set forth in Exhibit C attached hereto. Landlord shall have the right from time to time to promulgate amendments and additional and new rules and regulations for the care, safety, maintenance and cleanliness of the demised premises and the Property, or for the preservation of good order. On delivery of a copy of such amendments and additional and new rules and regulations to Tenant, Tenant shall comply with it. A violation of any of the rules and regulations shall constitute a default by Tenant under this Lease.  If there is a conflict between the said rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

34.13
Interest on Unpaid Rent. Except as expressly provided herein any amount due to Landlord not paid when due shall bear interest from the date due to the date of payment at the lesser of: (i) Twelve percent ( 12%) per annum; or (ii) the maximum rate allowed by law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

34.14
Holding Over. In the event Tenant shall hold over the demised premises after the expiration of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to two hundred percent (200%) of the Minimum Monthly Rental (which was in effect immediately prior to the commencement of the hold over period), plus the average monthly percentage rent, if any, paid by Tenant during the previous year, and otherwise subject to the terms, covenants, and conditions herein specified, so far as applicable.

34.15
Attorney's Fees. In the event that at any time after the date hereof either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then and in that event, the party not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorney's fees and all costs and disbursements incurred therein by the prevailing party including without limitation, any such fees, costs, or disbursements incurred on any appeal from such action or proceeding. The provisions contained in this Section 34.15 shall survive the expiration or earlier termination of this Lease.

34.16
Brokers. In connection with this Lease, Landlord and Tenant warrant and represent that they had no dealings with any broker and that it knows of no person who is, or might be entitled to a commission, finder's fee or other like payment in connection herewith other than the Broker(s) named in Article I and does hereby indemnify and agree to hold each other  harmless from and against any and all loss, liability and expenses that either party may incur should such warranty and representation prove incorrect.

34.17
Merchants' or Promotional Fund.                                                           If Landlord forms a merchants' association or promotional fund to promote and enhance the Property, Tenant agrees to join as a member and participate therein on the same terms as those on which the majority of the tenants of the Property will join and participate.

34.18
Mutual Agency; Co-Tenant. Each Tenant hereby appoints each remaining Tenant as his/her or its agents, representative, and attorney in fact, to act for and on behalf of said Tenant wish respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the demised premises, specifically including, but not limited to the right to alter, modify, extend, and supplement this Lease and the tenancy created hereunder.

34.19
No Inducements. Tenant warrants and represents that there have been no representations or statements of fact with respect to the demised premises, the Property, the surrounding area or otherwise whether by Landlord, its agents or representatives, any lease broker or any other person, which representations or statements have in any way induced Tenant to enter this Lease or which have served as the basis in any way for Tenant's decision to execute this Lease, except as contained in this Lease.  This agency shall continue and is irrevocable at all times during the period that the demised premises are occupied by any Tenant.

34.20
No Conditional Payments.  No payment by Tenant or receipt by Landlord of lesser amount than the total of all sums due hereunder shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement or statement on any check, other payments or any accompanying letter be deemed an accord and or satisfaction and Landlord may accept such cash and or negotiate such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or otherwise, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance, cashing or negotiation is without prejudice to any of Landlord's rights.

34.21
No Co-Tenancy Requirement.  Landlord reserves the right to effect such tenancies in the Property as Landlord, in the exercise of its sole judgment, shall determine to best promote the interest of the Property.  Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this Lease, occupy any space in the Property, nor that any specified percentage of the Property has heretofore been leased.

34.22	Property Name Change. Landlord requires the right to change the name of the Property from time to time during the term of this Lease.

34.23
County Permits and Approvals. It is mutually understood and acknowledged that Landlord is seeking the necessary permits to construct the Property from the proper governing agencies.  In the event that Landlord can not obtain permits for; (1) building and appurtenant improvements; (ii) site use; (iii) signs; and (iv) driveways, herein collectively referred to as "permits" sufficient to enable Landlord (in Landlord's sole judgment) to construct the Property, Tenant agrees that Landlord may cancel this Lease on thirty (30 days written notice to Tenant, Tenant hereby waives any and all claims against Landlord and without liability to or by any party.

34.24
Tenant Approval.  Within 3 days after execution of this Lease, Tenant agrees to provide Landlord its financial statement and other additional financial information requested by Landlord to ascertain its financial condition.  It is mutually understood and acknowledged that in consideration of Landlord entering into a lease agreement with Tenant, Landlord is relying on Tenant's financial condition and as such, Landlord has the sole and absolute right to approve or disapprove Tenant's financial condition, and upon said disapproval, Landlord may terminate this Lease on written notice to Tenant within ninety (90) days after the date of the Lease without liability, to or by any party and any money paid by Tenant to Landlord hereunder shall be returned to Tenant immediately.  Otherwise, this Lease shall be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

“Landlord”		“Tenant”
XXXXXXXX		Meganet Corporation

By:		By:

Print Name:	XXXXXXXX	Print Name:	Meganet Corporation

Address:	115 N”D Street,	Address	2510 E Sunset Rd Unit 5-777
Las Vegas, NV 89120
	XXXXXXXX, XXXXXXXX 67672	DATE:	01/01/2010

INITIALS

Page of [INSERT PAGE NUMBER]	LANDLORD	TENANT

EXHIBIT A
DESCRIPTION OF DEMISED PREMISES

The demised premises are located in the store and building, at the address set forth below.  The approximate location of the demised premises is crosshatched on the following site plan.

SITE PLAN

INITIALS

Page of [INSERT PAGE NUMBER]	LANDLORD	TENANT

3655 S. F.
Biloxi  Invst.
Rode Bros.
Royal Carpets
Unfinished bsn
4690 SF
Steiner’s Cleaners
EXHIBIT B

DESCRIPTION OF TENANT'S WORK

DESCRIPTION OF WORK TO BE PERFORMED BY TENANT

TENANT'S WORK -- The following work is required to be completed placing the Premises in finished condition, ready to open for business, by the Tenant at the Tenant's own expense.  Such work shall be commenced no later than the date of mutual execution of this Lease and must be completed by 06/01/2010 (the "Recurred Completion Date"). Tenant's Work includes, but is not limited to, the following.

A.	GENERAL PROVISIONS

All work performed by Tenant shall be governed in all respect by, and be subject to, the following:

1.
Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for  labor, material, services or fees, in connection with Tenant's Work, Tenant's Work shall at all times be conducted in such manner that Tenant shall not be in violation of the Lease.

2.
It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's failure or delay in providing the information required by this Exhibit and by the Lease to which this Exhibit is attached, shall be the sole responsibly of Tenant, who shall pay such costs, if any, promptly upon Landlords demand.

3.
All Tenant’s Work shall conform to applicable statutes, ordinances, regulations and codes and the requirements of various rating bureaus.  Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling and telephone work, all as may be required by the utility company supplying the service.

4.	No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

5.
Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder's risk Insurance covering Landlord, Tenant, Tenant's contractors and Tenants subcontractors, as their interest may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a so-called “extended coverage endorsement” upon all Tenant's Work in place and all materials stored at the site of Tenants Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenants Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within 100 feet thereof, or when adjacent thereto, while on sidewalks, streets or alleys, all to the full insurable value thereof at all times on a completed value basis.  In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for the injury to persons or damage to property by reason of the use of the Premises for the performance of Tenant’s Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirements applicable to Tenants Work, and Tenant agrees to require all contractors and subcontractor engaged in the performance of Tenant's, Work to effect and maintain, and deliver to Tenant and Landlord certificates evidencing the existence of, and covering Landlord, Tenant, Tenant's contractors, and Tenant's subcontractors, prior to Commencement of Tenant's Work and until completion thereof, the following insurance coverages:

a.
Worker's Compensation and Occupational Disease Insurance in accordance with the laws of the State in which the property is located including Employer's Liability Insurance to the limit of $ 100,000.00.

b.
Comprehensive General Liability Insurance, excluding "Automobile Liability” against bodily injury, including death resulting therefrom, and personal injury in the limits of $ 1,500,000.00 for any one occurrence and property damage in the limits of $ 500,000.00 for any one occurrence or a combined single limit policy of $ 2,000,000.00 per occurrence.

c.
Comprehensive Automobile Insurance, including “non-owned” automobiles, against bodily injury, including death resulting therefrom, in the limits of $ 2,000,000.00 for any one occurrence and $ 500,000.00 property, damage or a combined single limit of $2,000,000.00.

INTERIOR PAINTING

All interior painting and decoration.

FLOOR COVERINGS

All floor coverings not installed by Landlord and floor finishes, including recess for special floor finished.

SHOW WINDOW BACKGROUNDS

All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations.

FURNITURE, FIXTURES AND SIGNS

All furnishings, trade fixtures, signs, and related parts, including installation, Location and design of all signs subject to prior written consent of Landlord.

TOILET ROOM FIXTURES

Furnishing and installation of towel cabinets, soap dishes, hand dryers, deodorizers, mirrors and other similar items in toilet rooms within the Premises or as additionally required by code.

ELECTRICAL

1.	All systems, where required for intercommunication, music antenna, material handling or conveyor, burglar alarm, vault wiring, fire protection alarm, time clock and demand control.

2.	All conduit, as required by the utility company supplying the services for necessary telephone wires within the Premises.

SUBSEQUENT REPAIRS AND ALTERATIONS

Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements, Tenant shall maintain the Premises and make all repairs thereto, other than repair of the foundation, roof, structural portions of the walls and underground utilities not exclusively servicing the Premises.

SPRINKLER SYSTEM

Tenant will reimburse Landlord for the sprinkler system installation, maintenance and inspection.  Any deviation from regular standard grid layout of sprinkler heads within the Premises required due to Tenants partitions, floors, light fixtures, or other fixtures, which are a part of Tenant’s Work, and following the approval by Landlord of Tenant's preliminary drawings, shall be done by Landlord, and Tenant shall reimburse Landlord for the reasonable added cyst over and above standard grid costs, if any.

SIGNS

In order to assure orderly and aesthetically coordinated signing, plans for all Tenants signs must conform to Exhibit “E” hereto attached and, before installation, must be approved by Landlords Architect.  No permission is granted, expressed or implied to permit Tenant to erect an exterior sign of any type.
DOORS AND EXITING REQUIREMENTS

1.	Tenant will be responsible for adherence to exiting codes.

2.	Tenant will maintain a clear exiting path through the stockroom to Tenants rear door for those premises that contain a rear door.

CONSTRUCTION ACTIVITIES

1.	During interior construction of the Premises, Tenant shall use rear openings to the Premises for moving in out of materials, for those premises that contain a rear door.

2.	Tenant will be responsible for removal of construction rubbish.

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EXHIBIT “B – 2”

A MERCHANT'S GUIDE TO INTERIOR TENANT IMPROVEMENTS AND OPENING PROCEDURES

This is written to assist tenants with the County of Clark, Nevada and Landlord requirements to open for business at  XXXXXXXXXXX.   Adherence to the following directions should minimize the inconveniences and problems normally encountered during openings.  All tenants should abide by these procedures, even if you are providing no additional improvements to either a previously unoccupied or an existing space.

TENANT IMPROVEMENT PLANS

All tenants need to develop tenant improvement plans for their space.  You will first need to request from landlord a copy of the “shell construction” drawings from which you will prepare tenant improvement working drawings.  The shell drawing will be provided from the Landlords architect.  Your tenant improvement drawings need to be prepared by a licenses architect and/or engineer and/or professional space plan designer.

The tenant improvement drawings should include, but not be limited to, the following:

1.	Fixturing locations and aisle widths for exiting;

2.	Relocated or additional walls;

3.
Changes to the existing structure, walls, ceilings or roofing.  The plans should hay e a note affixed that states that all roof repairs and patches to roof penetrations must be performed by a licensed contractor approved by Landlord;

4.
Additional light fixtures, receptacles or changes in electrical work.  Please note that tenants are also required to install all required emergency and exit lighting.  The Clark County requires all wiring, of any kind, including telephone and speaking wiring to be enclosed in rigid conduit.  The plans must indicate the location of the conduit runs;

5.	Fire extinguisher(s) and locations;

6.	Plumbing and HVAC changes;

7.	Additional walls may require relocating or adding new fire sprinkler heads. You need to contact the original fire sprinkler subcontractor to check on this requirement;

8.	Wall painting or covering; and

9.	Floor covering of any kind,

It will probably be worth your time to call the County of Clark, Nevada building permit desk to determine if there are any additional special requirements that need to be indicated on the drawings for your particular business.

TENANT PLAN APPROVAL

You must separately submit three (3) complete tenant improvement plans to both Landlord and the County of Clark, Nevada building inspection department for approval and permit.  You may submit the plans to the Landlord directly, however, the County building department will require a general contractor, licensed by the State of Nevada and the County of Clark, Nevada, to submit the tenant improvement plans to apply for a building construction permit.  The tenant cannot take out a permit for himself.  The County of Clark, Nevada will also, at the time of application for a permit, request your Clark County business license number.

TENANT IMPROVEMENT WORK COMMENCEMENT

Work on your improvements, by the licensed contractor, may start only when the following has occurred:

1.	Lease execution by both parties;

2.	Landlord has approved tenant improvement plans;

3.	County has issued building permit and tenant provides copies of same to Landlord;

4.	Tenant must use a bonded and insured Nevada-licensed contractor ;

5.	Tenant has obtained and demonstrated proof of required insurance;

6.	Tenant has obtained and furnished Landlord evidence of its contractor's worker's compensation and liability insurance, Landlord must be named as additional insured; and

7.	Landlord to have consented to the tenant commencing work.

CERTIFICATE OF OCCUPANCY

Your licensed general contractor is required by the County to obtain the Certificate of Occupancy; you cannot get the Certificate of Occupancy yourself.  The procedure is as follows:

1.	Your general contractor completes all the work required by the tenant improvement drawing.

2.	Your general contractor calls for all "Final Building Inspections" in your Tenant space, These are the required inspections:

a.	County Mechanical

b.	County Plumbing

c.	County Electrical

d.	Fire Inspector

e.	County Building Inspector

3.
All Inspectors will sign the "Inspection Sign-off Card" that comes with your tenant improvement permit.  Even if your tenant improvement plan did not require any additional work, they still will need to visit your space and confirm that no changes were performed to the original construction and initial the "Sign Off” card.  The County building inspector assigned to the Property will be the last to initial the care and he will not sign off unless all other inspectors, including the fire inspector have approved the work before him.

4.
The County Building Inspector, at the time of sign off, will also "red tag" your electric meter outlet.  You cannot receive power unless the "red tag" has been issued.  Call Nevada Power Company to hookup your power.  You should also apply for gas service at Southwest Gas.  Your general contractor cannot apply for either your gas or electrical service.

5.
Finally, after the power and gas are connected, the Senior Building Inspector for the area will visit the store. Occasionally, he will want to inspect the fixture layout and merchandising prior to issuing a Certificate of Occupancy. This is not an uncommon request; therefore, you may receive the Certificate of Occupancy only days before your scheduled opening.  We suggest that you have your contractor contact the Senior Building Inspector to determine if this last requirement will be necessary.

OTHER CONSIDERATIONS

Nevada Power is busy and meter installations on the project take up to several weeks to complete.  Coordination with your contractor on the receipt of the "red tag" and an early application with the utility company will help mitigate delays to your opening.

Unless you are in a space that has been previously occupied, the heating and air conditioning system must be turned on and tested.  The system is gas fired, therefore plan ahead and order the gas meter hookup early.  After the power and gas is installed call the original HV AC subcontractor to start the heating and air conditioning system.

Upon completion of the tenant improvement work, Tenant shall provide copies of final unconditional lien waivers from the general contractor and his subcontractors for the following work:

1.	Fire Protection; and

2.	Roofing.

If you do not use these subcontractors, any existing warranties may be voided and you maybe held responsible for costs to make repairs.

Remember, the aforementioned procedures must be followed or you will have difficulties receiving a Certificate of Occupancy and will not be able to open your store.  Good Luck!

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EXHIBIT C

RULES AND REGULATIONS

1.	Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2.	All deliveries are to be made to designated service or receiving areas and tenant shall request delivery trucks to approach their servicing or receiving areas by designated service routes and drives.

3.
Tractor-trailers, which must be unhooked or parked, must use steel plates under dolly wheels to prevent damage to the asphalt paving surface.  In addition, wheel blocking must be available for use.  Tractor-trailers are to be removed from the loading areas after unloading.  No parking or storing of such trailers will be permitted in the Property.

4.
Except for small parcel packages, no deliveries will be permitted through the front door(s) of the Premises unless the Tenant does not have a rear service door.  In such event, prior arrangements must be made with the Property supervisor for delivery to the Premises.  Merchandise being received shall immediately be moved into the Premises and not be left in the service or receiving areas.

5.
Tenant is responsible for storage and removal of his trash, refuse and garbage.  Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, hoses); sanitary napkins; tea bags; cooking fats; cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other items which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

6.
Except as otherwise permitted under this Lease, Tenant shall not permit or suffer any advertising medium to be placed on exterior walls, on Tenants exterior windows, on the sidewalks or on the parking lot areas or light poles.  No permission, expressed or implied, is granted to exhibit or display and banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Landlord's Tract, outside the Premises.

7.
Tenant shall not permit or suffer the use of any advertising medium, which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television.  No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

8.
Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise.  No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other Common Areas.

9.	Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

10.	Tenant shall not, in or on any part of the Common Area:

(a)	Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

(b)	Exhibit any sign, placard, banner, notice or other written material, except for activities of the Merchants' Association (if applicable).

(c)	Distribute any circular, booklet, handbill, placard or other material, except for activities of the Merchants' Association, (if applicable).

(d)	Solicit membership in any organization, group or association or contribution for any purpose.

(e)	Create a nuisance.

(f)
Use any Common Area for any purpose when none of the other retail establishments within the Property is open for business or employment, except for activities of the Merchants' Association (if applicable).

(g)	Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

(h)
Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Property, or the property of customers, business invitees, or employees situated within the Property.

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EXHIBIT D

OPTION & RENT SCHEDULE

Not Applicable

	65	INITIALS

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EXHIBIT E

SIGN CRITERIA

I.	GENERAL

(1)	Three copies of the detailed sign design drawings submitted to Landlord at:

XXXXXXXX
115 N”D Street, XXXXXXXX, XXXXXXXX 67672

(2)	A scaled store front drawing reflecting the proposed sign design and all dimensions as it relates to the storefront elevation of Tenant's premises.

(3)	A plot plan indicating location of Tenant sign.

(4)	Sizes of sign letters must be accurately dimensioned and spaced and drawn at minimum of ½ - 1-0 scale.

(5)	Section through sign and fascia to show its construction methods and system of attachment to wall.

(6)	Plexiglass colors, paint finishes and types of materials.

(7)	Neon tubing sizes, colors, wattage and intensity.

B.
All drawings marked “Disapproved” or “Approved as Noted” must be resubmitted as set forth in Paragraph B with required corrections. Tenant, or its sign contractor, will not be permitted to commence installation of the exterior sign unless the following conditions have occurred:

(8)	A set of the final drawings reflecting Landlord's approval is retained at Tenant's premises at all times during the installation of design and for a period of thirty (30) days thereafter.

(9)	County will not issue permit for sign plans submitted without Landlord's stamped approval.

(10)
No sign may be installed until Landlord has received a copy of County-issued sign permit and Liability and Worker's Compensation Insurance provided by the sign contractor.  NOTE: Sign contractor must provide Liability and Worker's Compensation naming the additionally insured as follows:

a.	Landlord and Manager.

(11)	Landlord must be notified 48 hours in advance prior to sign installation. Contact: Landlord representative at (702) 255-5555 or (702) 400-2001.

A.
Landlord reserved the right to revise this Sign Criteria for up to sixty (60) days before Tenants Target Date.  However, this Sign Criteria may be revised at any time if so required by any governmental agency having jurisdiction over its contents.

B.
In the event Tenant changes its exterior signage at any time during the term of the lease, Tenant must comply with any future modifications, revisions or changes that have been made to the Sign Criteria for the Property after execution of this Lease.

II.	GENERAL SIGN CRITERIA

(8)	Signs shag consist of individually mounted channel letters with plastic faces.

(9)	Letter returns to be 5" in depth sprayed with 313 Dark Bronze Dupont Iron.

(10)	Letter returns and backs of 24-gauge paint grip sheet metal (no channelume or similar materials).

(11)	Letter faces:

(12)	Illumination of letters by 15-mm neon tubing and use rows of neon tubing as recommended by industry standards.

(13)	All wiring and transformers shall be in conduit and vented metal boxes mounted behind wall. There shall be no exposed wiring or raceways on face of building.

(14)	There shall be no flashing action or other animation.

(15)	All fasteners shall be made of non-corrosive material.

(16)
The vertical height for tenant signs to be as follows: Minimum height of letters is 12". Single row letters wall not exceed 50% of the vertical sign area. Double row letters will not exceed 66% of the vertical sign area.

(17)	In all instances, the maximum length of the Tenant sign shall not exceed 75% of the leased frontage with a minimum of 40%. Sign must be centered horizontally in the leased frontage.

(18)	Copy on sign to consist of name of store only.

(19)	Tenant shall install a blade and/or arcade sign per Landlord's sign criteria.

(20)	Prior to fabrication of signs, three (3) prints of the complete sign plans and installation plans must be submitted to Landlord or agent for approval.

(21)	There will be no exceptions to the sign criteria without written consent of Landlord.

III.	NON CONFORMANCE

A.
No field installation changes are permitted without first notifying Landlord in writing.  If in the event any signs changed as to placement, location and size, which differ from approved sign plan, Tenant will be responsible to properly repair, change and/or relocate sign to proper placement at Tenant's expense.

B.
Any sign that is installed by Tenant, which is not in conformance to the approved drawings, shall be corrected by Tenant within fifteen (15) days after written notice by Landlord.  In the event Tenant's sign is not brought into conformance within said fifteen (15) days period, then Landlord shall have the option to correct said sign at Tenant's expense.

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EXHIBIT F

ESTOPPEL CERTIFICATE

PREMISES:	Suite #:
TENANT:	Meganet Corporation
Corporation Name:	Meganet Corporation
Trade Name:	Meganet Corporation
Principle 1 Name:	Saul Backal
Tel #:	702-987-0077	Fax:	Email:	saul@meganet.com
Address:	2510 E Sunset Rd Unit 5-777
Las Vegas, NV 89120
Principle 2 Name:
Tel #:	Fax:	Email:
Address:

Guarantor Name:	Saul Backal	:
Tel #:	702-987-0077	Fax:	Email:	saul@meganet.com
Address:	2510 E Sunset Rd Unit 5-777
Las Vegas, NV 89120
Emergency Contact:	Saul Backal	Phone #:	702-987-0077
LANDLORD:	XXXXXXXX

The undersigned, as Tenant under that Lease ("Lease") dated  January 1, 2010 made with XXXXXXXX, as Landlord, hereby certifies as follows:

(1)	That the undersigned has entered into occupancy of the demised premises described in said Lease;

(2)	That said Lease is in full force and effect;

(3)	Date of amendments or modifications (if any): _none__

(4)	That the same represents the entire agreement between the parties as to said Lease;

(5)	That the Lease Commencement Date of said Lease is January 1, 2010;

(6)	That the initial term of said Lease terminates on January 01, 2015.

(7)	That the Lease Expiration Date: January 01, 2015;

(8)	That the Tenant shall have an option to renew this Lease;

A.	Exercised: _N/A_______________

B.	Not Exercised_ N/A_______________

(9)	That all conditions of said Lease to be performed by Landlord and necessary to the enforceability of said Lease have been satisfied;

(10)	That there are no uncured defaults by either Tenant or Landlord thereunder;

 except_________________________________________________________________________

(11)	That no rents have been prepaid, other than as provided in said Lease; and

(12)	That on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord;

(13)
That on this date, Landlord is not currently the subject of a bankruptcy proceeding and to the best of its knowledge neither Tenant nor any Guarantor is involved in such a proceeding, except (if there are no exceptions write none): ___________________________________

(14)	That the demised premises is approximately: 10,000 sq. ft. of floor area;

(15)	That the Minimum Monthly Rent is currently $ 10,000.00, and has been paid through _______________; & that the Minimum Monthly Rent will increase to $ N/A beginning N/A.

(16)	That the monthly cost of Tenants Share of monthly Common Area Expenses is currently $ 00.00;

(17)	That the monthly cost of Tenants Share of monthly Sign Rent is currently $ 0.00;

(18)	The total Present Monthly Rent including CAM and Sign rental is $ 10,000.00;

(19)	That the amount of the security deposit held by Landlord is currently $ 0.00;

(20)	That there is no Tenant Improvement Allowance owed to Tenant for completion of Tenant Improvements.

(21)	Does the Landlord owe you any money? ___NO_______ If yes, how much & why?____________
___________________________________________________________________________

(22)	Does the Landlord need to make any repairs in the suite per Lease Agreement? _YES__________
If yes what repairs need to be made_?_SEE ADDENDUM A____________________________

(23)	Name & contact information of Insurance Company:____Farmers_____________________________
_________________________________________.

(24)	Do you have a copy of the as-built plans of your suite? __YES______
If no please provide name of contractor that completed work:__________________.

(25)	Please provide a copy of your current business license.

(26)	Please provide a copy of any current environmental certifications.

Landlord is aware that Buyers, Lenders and others with rely upon the statements made in this Estoppel Certificate, and has therefore adjusted the language hereof as necessary to make it an accurate statement of the current facts concerning the Lease.  If no such adjustments have been made, said parties may rely upon the statements in this form as printed.

The undersigned hereby agrees to disclaim all right, title or interest in said demised premises except the rights granted by said Lease; and to give to the holder of any mortgage affecting the demised premises, or its assignee, the same right as the Landlord has to cure any default complained of in any notice or demand. All terms not otherwise defined herein shall have the meaning set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

“Landlord”		“Tenant”

XXXXXXXX		Meganet Corporation

By:		By:

Date:		Date:

Print Name:	XXXXXXXX	Print Name:	Meganet Corporation

Title:	General Manager	Title:	CEO

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EXHIBIT G

GUARANTY OF LEASE

THIS GUARANTY OF LEASE is made by Saul Backal ("Guarantor") in favor of XXXXXXXX, ("Landlord") in connection with that certain lease dated (the "Lease"), pursuant to which Landlord leases to  Meganet Corporation,  A  SOLE PROPRIETOR (“Tenant”) those demised premises more fully described in the Lease (the “Premises”).  As a material inducement to and in consideration of Landlord entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty of Lease, Guarantor does hereby agree with Landlord as follows:

1.
Guarantor does hereby unconditionally guarantee, as a primary obligor and not as a surety, and promise to perform and be liable for any and all obligations and liabilities of Tenant under the terms of the Lease,

2.
Guarantor does hereby agree that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) any term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all the obligations of Tenant under the Lease as so amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may, be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person; and (e) all or any part of the Premise; or of Tenant’s rights or liabilities under the Lease may be sub-let, assigned or assumed.  This is a continuing guarantee.

3.
Guarantor hereby waives and agrees not to assert or take advantage of; (a) any right to require Landlord to proceed against Tenant or any other person or to pursue any other remedy before proceeding against Guarantor; (b) the defense of any statute of limitations in any action under or related to this Guaranty of Lease or the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement.  Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of the Nevada Revised Statute and any similar or analogous statutes of Nevada or any other jurisdiction.

4.
Guarantor hereby waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Tenant or other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty of Lease) and protests of each and every kind.

5.
Until all the Tenant’s obligations under the Lease are fully performed, Guarantor; (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty of Lease; and (b) subordinates any liability of indebtedness of the Tenant now or hereinafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenants use of the Premises.

6.
The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or anytime hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

7.
This Guaranty of Lease applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns.  This Guaranty of Lease may be assigned by Landlord voluntarily or by operation of law.

8.
This Guaranty of Lease shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof.  No provision of this Guaranty of Lease or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

9.
If more than one person signs this Guaranty, of Lease, each such person shall be deemed a guarantor and the obligation of such guarantor shall be joint and several.  When the context and construction so requires, all works used in the angular herein shall be deemed to have been used in the plural.  The word "person" as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entire, of any kind whatsoever.

10.	Should any one or more provisions of this Guaranty of Lease be determined to be illegal or unenforceable all other provisions shall nevertheless be effective.

11.	The waiver or failure to enforce any provision of this Guaranty of Lease shall not operate as a waiver of any other breach of such provision or any other provisions hereof.

12.
If either party, hereto participates in an action against the other party arising out of or in connection with this Guaranty of Lease, the prevailing party shall be entitled to have and recover from the other party, reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action.

13.	Guarantor agrees that all questions with respect to this Guaranty of Lease shall be governed by, and decided in accordance with the laws of the State of Nevada.

14.
If Guarantor is a corporation, each individual executing this Guaranty of Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty of Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty of Lease is binding upon said corporation in accordance with its terms.  If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty of Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty of Lease.

15.
The term "Landlord" whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether be outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise.  The term “Tenant” whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee or subleassee of such Lease or any part thereof, whether by assignment. sublease or otherwise.

16.	Time is strictly of the essence under this Guaranty of Lease and any amendment, modification or revision hereof.

WITNESS WHEREOF, the parties hereto have executed this Lease as of this date

__________________________________________                                                                                                           Date__01/01/2010_____________________
Guarantor

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EXHIBIT H

CORPORATE RESOLUTION

I, the undersigned Saul Backal , hereby certify that WE ARE and at all times mentioned herein have been the duly elected and acting PRESIDENT OF Meganet Corporation ,  A Nevada Corporation  (THE “COMPANY”)and that at a meeting of the Board of said corporation duly held on 01/01/2010   the following resolution was adopted:

RESOLVED, that said COMPANY is authorized to lease from THIS DATE FORWARD ACCORDING TO THE TERMS OF THE LEASE ATTACHED HEREWITH  FOR The space consisting of approximately 10,000 square feet, at  XXXXXXXXXXXXXXXXXXXXXX  for a term  as showing in Article 1 of the Lease at a minimum base monthly rental as it appears in same article of the Lease, and according all of the terms and conditions contained in the lease attached hereto  with such amendments and supplements thereto as maybe agreed upon by the officer(s) of this corporation hereinafter named; and

RESOLVED, FURTHER, that Saul Backal ,the President  of this Company are hereby authorized and directed to execute and deliver (either acting alone or acting in concert) in the name of and on behalf of this corporation the Lease and such other documents and instruments related or incidental thereto as the said officer(s) may, deem necessary or convenient in his/their full discretion in order to carry out the intent of this resolution.

 WE hereby certify that said resolution has not been modified or amended and is in full force and effect as of the date hereof.

IN WITNESS WHEREOF,  we have executed this certificate on this 01 day of January, 2010.

________________________________

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EXHIBIT I

Landlord Contributions

Construct 12 rooms in 1st level according to floor plan
Construct ceiling for 1st floor
Construct truss over 1st floor ceiling
Construct floor for 2nd floor above 1st floor
All labor and material included
Apply and pay for all applicable permits

Contributions DOES NOT Include:
Electrical
Mechanical
Plumbing
Sprinkler systems
Lights
Swtiches
Faucets
Lavatories
Fixtures
Paint
Carpets / Floors
Trims
Finishes

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